Exhibit 10.2
[Form of EPV RSU Agreement]
CONFIDENTIAL

RESTRICTED SHARE UNIT AWARD AGREEMENT
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN FOR ESTATE PLANNING VEHICLES
    This Award Agreement (this “RSU Award Agreement”), dated as of [DATE] (the “Date of Grant”), is made by and between Apollo Global Management, Inc., a Delaware corporation (the “Company”), and [NAME], the Estate Planning Vehicle designated by [RECIPIENT NAME] (the “Eligible Recipient,” and such Estate Planning Vehicle, the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan for Estate Planning Vehicles, as the same may be amended, modified or supplemented from time to time (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company. If this RSU Award Agreement is not executed and returned to the Company by [DATE], this Award will be null and void ab initio and the Participant will have no rights hereunder.

1.    Grant of Restricted Share Units. The Company hereby grants to the Participant [NUMBER] restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2.    Vesting.
(a)    Subject to the terms of the Plan and this RSU Award Agreement, the RSUs shall vest (and the Restricted Period, as defined below, will lapse) with respect to [FRACTION] of the Award on [VESTING DATES], provided the Eligible Recipient remains in continuous employment or service with the Company and its Affiliates through each such vesting date. Notwithstanding the foregoing, subject to the Participant’s and the Eligible Recipient’s (or the Participant’s and/or Eligible Recipient’s personal representative’s) execution and non-revocation of a general release of claims (which shall include customary carve-outs for indemnification and vested compensatory payments), unless such release requirement is waived by the Company in its sole discretion, upon the Participant’s Termination (as defined in Section 5(c)) due to death or by the Company and its Affiliates by reason of Disability, the Eligible Recipient shall also vest in 100% of the unvested RSUs that remain subject to the Award as of such Termination date.
(b)    For purposes of the Award, the Eligible Recipient shall be deemed to be in continuous employment or service (and not to have experienced a Termination) until such time as the Eligible Recipient dies or otherwise experiences a “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)(1)) or, if earlier, upon the Eligible Recipient providing or receiving notice that his or her employment or service with the Company and its Affiliates will terminate. Notwithstanding the foregoing, fractional RSUs shall not be deemed vested until they accumulate to equal one whole Share.
3.    Form, Manner and Timing of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive one (1) Share provided that the RSU becomes vested in accordance with Section 5(b) (Shares subject to RSUs covered by this Award, “RSU Shares”). Subject to the terms of the Plan, for each RSU that does not terminate prior to the vesting date shown in Section 2(a) pursuant to Section 5(c), the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, on the applicable issuance date set forth in Section 4, one (1) RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant and the Eligible Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 15 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. Neither the Participant nor the Eligible Recipient shall have any further rights with respect to any RSUs that are paid or that terminate pursuant to Section 5(c).
4.    Delivery. One (1) RSU Share shall be issued in payment of each vested RSU not later than the 15th day of the third month after the later of the last day of the Eligible Recipient’s or the Company’s fiscal year in which the RSU vests, consistent with Treasury Regulation §1.409A-1(b)(4). Fractional RSU Shares shall not be issued (or any consideration provided therefor) but shall accumulate.
5.    Restrictions.
(a)    The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Instruction A.1. (a)(5) of Form S-8 under the Securities Act or other applicable law. The RSUs shall be subject to a risk of forfeiture as described in Section 5(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.
(b)    Subject to Section 5(c), the RSU Shares subject to the RSUs shall become vested hereunder in accordance with the vesting schedule set forth in Section 2(a) (the “Restricted Period”).
(c)    Except as otherwise provided under the terms of the Plan, or in the vesting schedule set forth in Section 2(a), if the Eligible Recipient’s employment or service terminates for any reason (a “Termination”), then all rights of the Participant with respect to RSUs that have not vested shall immediately be forfeited without payment of any consideration, and neither the Participant or Eligible Recipient’s, nor any of its, his or her respective successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. Employment or service by the Eligible Recipient for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.
6.    Voting and Other Rights; Dividend Equivalents. The Participant and Eligible Recipient shall have no rights of a shareholder (including voting rights and the right to dividends or distributions), and the Participant will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued. The Participant hereby grants to the Eligible Recipient an exclusive and irrevocable proxy to exercise all rights of the Participant to vote on or consent to any matter in its capacity as a shareholder of the Company and the Company will not be required to accept instructions regarding any such vote or consent on behalf of the Participant from any other person. Notwithstanding the foregoing, the Participant or Eligible Recipient (without duplication) shall accrue rights to dividend equivalents from the Company or its Subsidiaries or Affiliates on the RSUs, whether or not vested, at the time of an ordinary cash dividend on Shares. Any dividend equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash dividend on an outstanding Share that gave rise to the dividend equivalent, and shall be paid not later than 30 days after such ordinary cash dividend is paid to the holders of Shares. Rights to dividend equivalents on an RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share or, if earlier, upon the Eligible Recipient providing or receiving notice that his or her employment or service with the Company and its Affiliates will terminate. Under no circumstances shall the Participant or Eligible Recipient be entitled to receive (a) both a dividend and a dividend equivalent with respect to an RSU (or its associated RSU Share) or (b) any dividend or dividend equivalent with respect to a forfeited or fractional RSU.

7.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
8.    No Rights to Continuation of Employment or Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Eligible Recipient any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company (or a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate the Eligible Recipient’s employment or service any time for any reason whatsoever, with or without Cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.
9.    Restrictive Covenants. The Participant and Eligible Recipient agree that the restrictive covenants applicable to the Eligible Recipient pursuant to any written arrangement with the Company or any of its Subsidiaries are incorporated herein by reference as if contained herein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant or the Eligible Recipient is otherwise subject. The Participant and Eligible Recipient acknowledge that the Company would not have granted this Award if the Participant and Eligible Recipient had not agreed to be bound by such restrictive covenants, as the same may be amended from time to time. Nothing in this RSU Award Agreement or any other agreement or arrangement of the Company or any of its Affiliates to which the Participant and/or Eligible Recipient are subject will (a) prohibit the Participant or Eligible Recipient from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of U.S. federal law or regulation, or (b) require notification or prior approval by the Company or any of its Affiliates of any such reporting.
10.    Tax Withholding. The Participant (or, to the extent the Participant so agrees with the Eligible Recipient, the Eligible Recipient) is responsible for all taxes and any tax-related penalties the Participant or Eligible Recipient incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant or Eligible Recipient and/or to deduct, from other compensation payable to the Participant or Eligible Recipient, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, or require any other available method, to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the applicable rates.
11.    Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Administrator determines that the Plan or an RSU is subject to Section 409A and fails to comply with the requirements of Section 409A, the Administrator reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so), without the consent of the Participant or Eligible Recipient, to amend or terminate the Plan and RSU Award Agreement and/or to amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of such section.

To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant or Eligible Recipient (if the Eligible Recipient is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Eligible Recipient’s separation from service under Section 409A (or, if earlier, upon the Eligible Recipient’s death). Each payment or installment due to the Participant from the Company or any of its Affiliates, whether under this RSU Award Agreement or otherwise, is intended to constitute a “separate payment” for purposes of Section 409A. In no event shall the Company or any Subsidiary or Affiliate (or any agent thereof) have any liability to the Participant, Eligible Recipient or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.
12.    Governing Law; Arbitration; Waiver of Jury Trial.
(a)    This RSU Award Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, other than the injunctive relief described below in this paragraph, will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. The Company, the Participant and (to the extent applicable) the Eligible Recipient may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or the New York Arbitration Act. The arbitrator may grant interim injunctive relief and the Company or its successors or assigns may commence litigation in court to obtain injunctive relief or an order requiring specific performance to enforce, or prevent any violations of, the covenants referenced in Section 9. The Company and the Participant will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees.
(b)    IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT, THE ELIGIBLE RECIPIENT AND THE COMPANY WAIVE AND COVENANT THAT THE PARTICIPANT, THE ELIGIBLE RECIPIENT AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT OR ELIGIBLE RECIPIENT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT AND ELIGIBLE RECIPIENT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
13.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company, its Affiliates and its and their successors and assignees, subject to the terms of the Plan.
14.    No Assignment. Subject to the second sentence of Section 5(a), neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
15.    Necessary Acts. The Participant and Eligible Recipient hereby agree to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
16.    Limitation on the Participant’s Rights; Not a Trust. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payments to eventually be made to the Participant if the RSUs vest pursuant to Section 2 and Section 5. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
17.    Severability. Should any provision of this RSU Award Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
18.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
19.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award. The Participant and Eligible Recipient acknowledge that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement.
20.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.

21.    Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
22.    Amendment. Except as otherwise provided in the Plan or Section 11, no amendment or modification hereof shall be valid unless it shall be in writing and signed by the Participant and the Company.
23.    Disposition of Shares Issued. Subject to applicable law, the Participant may dispose of vested RSU Shares granted under this Award during any “window period” in which sales by Company personnel (including Eligible Recipient) are permitted, or otherwise pursuant to the terms of a 10b5-1 plan on the same terms as apply to the use of such plans by other Company personnel, subject to approval by the Company’s compliance department. All dispositions of RSU Shares are subject to compliance with the Company’s Share Ownership Policy as in effect from time to time.
24.    Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant and Eligible Recipient have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as it considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of its own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that RSU Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement or in the Plan.
25.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s or Eligible Recipient’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery, including in care of Eligible Recipient, and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
26.    Recoupment. The Participant, by accepting the Award, hereby acknowledges and agrees that the Participant and Eligible Recipient will be subject to any policy adopted by the Company that provides for the repayment or forfeiture of incentive compensation (including but not limited to Awards and amounts payable thereunder), including, without limitation, as a result of a detrimental activity or a required accounting restatement.
27.    Representations and Covenants of the Eligible Recipient and the Participant.
(a)    The Eligible Recipient and the Participant request that the Administrator grant the Award to the Participant.
(b)    The Participant (i) is an “accredited investor” as that term is defined in Regulation D under the Securities Act, (ii) is a “qualified purchaser” as defined for purposes of section 3(c)(7) under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) and (iii)

was not formed for the specific purpose of making an investment, directly or indirectly, in the Company within the meaning of the Investment Company Act. The Participant and Eligible Recipient acknowledge that the Shares covered by this Award are not registered on Form S-8 under the Securities Act and that Shares issued to the Participant under the Plan are expected to be “restricted securities” within the meaning of Rule 144 under the Securities Act.
(c)    The Participant also confirms that, in addition to the transfer restrictions set forth in this RSU Award Agreement and the Plan, the Participant will not effect any direct or indirect transfer of interests in either the Award or in the Participant (other than, to the extent it would permit the Participant to remain an Estate Planning Vehicle, such a transfer to family members within the meaning of Form S-8) without the prior written consent of the Administrator, which consent may be withheld in the absolute discretion of the Administrator; provided that, for the avoidance of doubt, notwithstanding any transfer restrictions in this RSU Award Agreement and the Plan, no consent of the Administrator will be required for a change in the Participant’s trustee, general partner or manager, or the addition of additional trustees or co-trustees, of the Participant and that, upon notice to the Company of such change and receipt by the Company of the relevant portions of the trust agreement, limited partnership agreement, limited liability company agreement or other relevant document of the Participant and, if applicable, the instrument of appointment, showing the appointment and authorization of such trustee(s), general partners or managers, the Company shall record such change in the relevant books and records.
(d)    The Participant has provided to the Company or, upon request of the Company, will provide to the Company a copy of the relevant portions of the constitutive agreement of the Participant showing the appointment and authority of the trustee(s), general partner or manager.
(e)    The Participant is a [CORPORATE FORM OF ASSIGNEE] that is authorized and has legal capacity to enter into this RSU Award Agreement, and the Person signing this RSU Award Agreement on behalf of the Participant has been duly authorized by the Participant to do so. This RSU Award Agreement has been duly executed and delivered on behalf of the Participant and is the valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms. Upon request of the Company, the Participant will deliver any documents which may be reasonably requested by the Company to evidence or confirm the authority of the person executing this RSU Award Agreement on behalf of the Participant.
(f)    Neither the execution and delivery of this RSU Award Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Participant with any of the provisions hereof, shall (i) conflict with or result in a breach of any provision of the Participant’s charter, by-laws, and/or other similar organizational or governing instruments of the Participant, as the case may be, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Participant pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Participant is a party or (iii) violate or cause the Participant to fail to comply with any order, writ, injunction, decree, statute, rule, regulation or other law applicable to the Participant (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing).
(g)    This RSU Award Agreement has been duly executed and delivered by the Eligible Recipient and is the valid and binding agreement of the Eligible Recipient, enforceable against the Eligible Recipient in accordance with its terms.
(h)    The execution, delivery and performance of this RSU Award Agreement by the Eligible Recipient and Participant requires no consent or approval of any governmental body, agency or official, or any other Person that has not been obtained.

(i)    The Eligible Recipient and the Participant each respectively represent that the Participant constitutes a “family member” for purposes of the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act, and Rule 701(c)(3) of the Securities Act and will maintain such status at any time that Shares are distributed under the Plan pursuant to the Award.
(j)    The representations set forth in Sections 12, 24 and this Section 27 shall be deemed to be reaffirmed by the Participant and the Eligible Recipient, as appropriate, at any time that Shares are transferred to, or registered in the name of, the Participant.
(k)    Each of the Eligible Recipient and the Participant acknowledges on behalf of itself that the Partnerships and their respective partners will rely upon the representations, warranties and agreements set forth herein made by the Eligible Recipient or the Participant, respectively, each of which shall survive the Date of Grant.
(l)    The Eligible Recipient agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company and its Affiliates and the partners, officers, directors, managers, members, employees, agents and shareholders of each of them, and each other Person, if any, who controls or is controlled by any of the foregoing, within the meaning of Section 15 of the Securities Act (together, the “Indemnified Parties”), against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (i) any false representation or warranty or breach or failure by the Eligible Recipient to comply with any covenant or agreement made by the Eligible Recipient in this RSU Award Agreement or in any other document furnished by it to any of the foregoing in connection with this transaction, (ii) any action for securities law violations instituted by the Eligible Recipient which is finally resolved by judgment against the Eligible Recipient or (iii) the compliance by the Company and/or its Affiliates or any of their respective employees in good faith with the requirements of applicable anti-money laundering and anti-terrorism legislation or regulatory provisions with respect to the Eligible Recipient.
(m)    The Participant agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Indemnified Parties against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (i) any false representation or warranty or breach or failure by the Participant to comply with any covenant or agreement made by the Participant in this RSU Award Agreement or in any other document furnished by it to any of the foregoing in connection with this transaction, (ii) any action for securities law violations instituted by the Participant which is finally resolved by judgment against the Participant or (iii) the compliance by the Company and/or its Affiliates or any of their respective employees in good faith with the requirements of applicable anti-money laundering and anti-terrorism legislation or regulatory provisions with respect to the Participant.
(n)    The Participant and Eligible Recipient affirm their obligations under Section 20 of the Plan.
[Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.
APOLLO GLOBAL MANAGEMENT, INC.

By
Name:
Title:
    The undersigned hereby accept and agree to all of the terms and provisions of this RSU Award Agreement.
PARTICIPANT

By
                    Title: [TRUST NAME]

ELIGIBLE RECIPIENT

By
                Name:    [RECIPIENT NAME]